                                                                      Exhibit 21

                          Republic New York Corporation
                 Principal Subsidiaries as of December 31, 1998

Name of Corporation                                                    Jurisdiction of Formation
-------------------                                                    -------------------------
Republic New York Corporation                                          Maryland
  Delaware Securities Processing Corp.                                 Delaware
  R/Clip Corp.                                                         Delaware
  Republic Bank California National Association                        United States
  Republic Bank Delaware National Association                          United States
  Republic Business Credit Corporation                                 New York
  Republic Investments (Canada) Limited                                Canada
  Republic New York Capital I (statutory business trust)               Delaware
  Republic New York Capital II (statutory business trust)              Delaware
  Republic New York Capital III (statutory business trust)             Delaware
  Republic New York Capital IV (statutory business trust)              Delaware
  Republic New York Securities Corporation                             Maryland
  Republic Services Corporation                                        Maryland
    RICS NJ, Inc.                                                      New Jersey
  RNYC Liquid Portfolio Corporation                                    Delaware
  RNYC - NJ Realty Corp.                                               New Jersey
  Republic National Bank of New York                                   United States
    C.B. "Republic National Bank of New York (RR)" (L.L.C.)            Russia
    Delaware Mortgage Investors Corporation                            Delaware
    Nevada Asset Management Corporation                                Nevada
    Nievo SRL                                                          Italy
    Republic Consumer Lending Group, Inc.                              New York
    Republic Financial Services Corporation                            New York
    Republic Forex Options Corporation                                 Maryland
    Republic Insurance Agency Corp.                                    New York
    Republic International Bank of New York (Miami)                    United States
      Republic Leasing (Chile) S.A.                                    Chile
        Republic Factoring (Chile) Limited                             Chile
      RIBNY Overseas Investments Holding Corporation                   Delaware
        RNYOIC Limited                                                 Channel Islands
        Republic Leasing (Uruguay) S.A.                                Uruguay
        Republic National Bank of New York (Singapore) Limited         Singapore
        Republic National Bank of New York (Uruguay) S.A.              Uruguay
        RNB Finance (Hong Kong) Limited                                Hong Kong
          RNB Hong Kong (Nominees) Limited                             Hong Kong
    Republic National Bank of New York (Mexico) S.A.                   Mexico
      Imobiliaria RNB, S.A. de C.V.                                    Mexico
    Republic New York Investment Corporation                           Delaware
    Republic Overseas Banks Holding Corporation                        Delaware
      Republic International Bank of New York (Delaware)               United States
        Republic Investment Management Sociedad Gerente de
          Fondos Comunes de Inversion S.A.                             Argentina
        Republic New York Holdings (UK)                                England
          Republic  Mase                                               England
            Republic  Mase Australia Limited                           Australia
              Republic  Mase Australia (NZ) Limited                    Australia
            Republic  Mase Hong Kong Limited                           Hong Kong
            Republic New York (U.K.) Limited                           England
      Republic National Bank of New York (Canada)                      Canada
        Republic Securities Canada Inc.                                Canada
      Republic National Bank of New York (Cayman) Limited              Cayman Islands
      Republic National Bank of New York (Cyprus) Limited ABIA         Cyprus
      Republic National Bank of New York (International) Limited       Bahamas
        Banco Republic National Bank of New York  (Brasil) S.A.        Brazil
      Safra Republic Holdings S.A.                                     Luxembourg
        Republic National Bank of New York (France)                    France
        Republic National Bank of New York (Gibraltar) Limited         Gibraltar
        Republic National Bank of New York (Guernsey) Limited          Channel Islands
        Republic National Bank of New York (Luxembourg) S.A.           Luxembourg
        Republic National Bank of New York (Monaco) S.A.               Monaco
        Republic National Bank of New York  (Suisse) S.A.              Switzerland
        Safra Republic Investments (Guernsey) Limited*                 Channel Islands

    Republic Premises Corporation                                      Maryland
    Safra/Republic Corporation                                         Maryland
    R.N.B (Delaware) Vault Corporation                                 Delaware
    RNB (Nominees) Limited                                             England
    RNB Services Limited                                               England
    Tower Holding New York Corp.                                       New York
    Williamsburgh Financial Corporation                                Delaware
    * 50% owned by Republic International
      Bank of New York (Delaware).